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                                                                Exhibit 10.103.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 10.103

Midwest OP Lease Guaranty (T2), dated as of December15, 1999, made by Midwest Generation, LLC.

Midwest OP Lease Guaranty (T3), dated as of December15, 1999, made by Midwest Generation, LLC.

Midwest OP Lease Guaranty (T4), dated as of December15, 1999, made by Midwest Generation, LLC.